Exhibit 11(c) To Form N-CSR

THOMPSON PLUMB FUNDS, INC.

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, each of the undersigned, being the chief executive officer and chief financial officer, respectively, of Thompson Plumb Funds, Inc. (the “Company”), hereby certify, based on his knowledge, that the Company’s Certified Shareholder Report on Form N-CSR for the six months ended May 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 22, 2004	/s/ John W. Thompson

John W. Thompson, Chief Executive Officer

/s/ Thomas G. Plumb

Thomas G. Plumb, Chief Financial Officer

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to such Section. The certification shall not be deemed to be incorporated by reference into the Report or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.